             -------------------------------------------------------

                                     FORM OF
                          FOURTH SUPPLEMENTAL INDENTURE

                                     between

                                 ING GROEP N.V.,

                                    as Issuer

                                       and



                              THE BANK OF NEW YORK,

                                   as Trustee

                         Dated as of September 26, 2005

                      to the Subordinated Indenture between

                                 ING GROEP N.V.,

                                    as Issuer

                                       and

                              THE BANK OF NEW YORK,

                                   as Trustee

                            Dated as of July 18, 2002

   Up to $720,000,000 principal amount of 6.125% ING Perpetual Debt Securities



             -------------------------------------------------------

                                    ARTICLE 1
                                   DEFINITIONS

Section 1.01.  Definition Of Terms.............................................................    2

                                    ARTICLE 2
    GENERAL TERMS AND CONDITIONS OF THE 6.125% ING PERPETUAL DEBT SECURITIES

Section 2.01.  Designation And Principal Amount................................................   12
Section 2.02.  Maturity........................................................................   12
Section 2.03.  Form, Issuance, Registration And Exchange.......................................   12
Section 2.04.  Payments........................................................................   13
Section 2.05.  Mandatory Payment Events; Mandatory Partial Payment Events......................   16

                                    ARTICLE 3
             OPTIONAL REDEMPTION AND REDEMPTION UPON CERTAIN EVENTS

Section 3.01.  Optional Redemption.............................................................   17
Section 3.02.  Optional Purchase...............................................................   19

                                    ARTICLE 4
                   ALTERNATIVE INTEREST SATISFACTION MECHANISM

Section 4.01.  Conditions Precedent............................................................   19
Section 4.02.  Notices Of Exercise Of Alternative Interest Satisfaction Mechanism..............   19
Section 4.03.  Alternative Interest Satisfaction Mechanism.....................................   19
Section 4.04.  Insufficient Payment Ordinary Shares............................................   22
Section 4.05.  Market Disruption Event.........................................................   23

                                    ARTICLE 5
                                    REMEDIES

Section 5.01.  Defaults; Collection Of Indebtedness And Suits For Enforcement By Trustee.......   24

                                    ARTICLE 6
                             COVENANTS OF THE ISSUER

Section 6.01.  Dividend Restrictions For Deferred Interest Payments............................   26
Section 6.02.  Calculation Agent...............................................................   26
Section 6.03.  Mandatory Interest Payments.....................................................   26
Section 6.04.  Deferral Of Certain Payments....................................................   26

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
Section 6.05.  Sufficiency Of Ordinary Shares..................................................   26
Section 6.06.  Ranking.........................................................................   27
Section 6.07.  Payment Of Proceeds From Sale Of Payment Ordinary Shares And Associated Cost
               Ordinary Shares ................................................................   28
Section 6.08.  Listing.........................................................................   28
Section 6.09.  Calculation Agency Agreement....................................................   28
Section 6.10.  Officer's Certificate On Deferral...............................................   28
Section 6.11.  Officer's Certificate For Market Disruption Event...............................   29

                                    ARTICLE 7
                                  SUBORDINATION

Section 7.01.  Agreement To Subordinate........................................................   29
Section 7.02.  Section 1401 Of The Subordinated Indenture......................................   30

                                    ARTICLE 8
                  FORM OF 6.125% ING PERPETUAL DEBT SECURITIES

Section 8.01.  Form Of 6.125% ING Perpetual Debt Securities....................................   30

                                    ARTICLE 9
             ORIGINAL ISSUE OF 6.125% ING PERPETUAL DEBT SECURITIES

Section 9.01.  Original Issue Of 6.125% ING Perpetual Debt Securities..........................   30

                                   ARTICLE 10
                                   WINDING UP

Section 10.01.  Winding Up.....................................................................   30

                                   ARTICLE 11
                           SATISFACTION AND DISCHARGE

Section 11.01.  Satisfaction And Discharge.....................................................   31

                                   ARTICLE 12
                                  MISCELLANEOUS

Section 12.01.  Issuance Of Definitive Securities..............................................   31
Section 12.02.  Ratification Of Subordinated Indenture; Fourth Supplemental Indenture Controls.   32
Section 12.03.  Trustee Not Responsible For Recitals...........................................   33
Section 12.04.  Governing Law..................................................................   33
Section 12.05.  Severability...................................................................   33
Section 12.06.  Counterparts...................................................................   33
EXHIBIT A Form of 6.125% ING Perpetual Debt Securities ........................................  A-1

      FOURTH SUPPLEMENTAL INDENTURE dated as of September 26, 2005 (the "FOURTH SUPPLEMENTAL INDENTURE") between ING Groep N.V., a company incorporated in The Netherlands (the "COMPANY"), having its statutory seat in Amsterdam and its principal office at Amstelveenseweg 500, 1081 KL Amsterdam, P.O. Box 810, 1000 AV Amsterdam, The Netherlands, and The Bank of New York, a New York banking corporation having its Corporate Trust Office at 101 Barclay Street, New York, New York, 10286, as trustee (the "TRUSTEE") to the Subordinated Indenture, dated July 18, 2002, between the Company and the Trustee (the "SUBORDINATED INDENTURE", and together with this Fourth Supplemental Indenture, the "INDENTURE"). In addition, The Bank of New York, through its New York and London branches, has agreed to act as Paying Agent hereunder.

      WHEREAS, the Company and the Trustee executed and delivered the Subordinated Indenture to provide for the future issuance of the Company's Securities to be issued from time to time in one or more series as might be determined by the Company under the Subordinated Indenture, in an unlimited aggregate principal amount, which may be authenticated and delivered as provided in the Subordinated Indenture;

      WHEREAS, Section 301 of the Subordinated Indenture permits the terms of any series of Securities to be established pursuant to a Board Resolution or in one or more indentures supplemental to the Subordinated Indenture;

      WHEREAS, the Company desires to issue a series of Securities, the terms of which it deems appropriate to set out in this Fourth Supplemental Indenture;

      WHEREAS, pursuant to the terms of the Subordinated Indenture, the Company may issue Securities now and additional Securities of the same or different series at later dates under the Subordinated Indenture, as established by the Company, and the Company desires to initially issue up to $720,000,000 aggregate principal amount of securities, entitled the 6.125% ING Perpetual Debt Securities (the "6.125% ING PERPETUAL DEBT SECURITIES"), the form and substance of such 6.125% ING Perpetual Debt Securities and the terms, provisions and conditions thereof to be set forth as provided in the Subordinated Indenture as supplemented by this Fourth Supplemental Indenture;

      WHEREAS, pursuant to Section 301 of the Subordinated Indenture, the Company desires to appoint The Bank of New York, through its New York and London branches, to act as Paying Agent with respect to the 6.125% ING Perpetual Debt Securities and ING Financial Markets LLC, as Calculation Agent with respect to the 6.125% ING Perpetual Debt Securities;

      WHEREAS, the 6.125% ING Perpetual Debt Securities shall be treated as a separate series of Securities in accordance with the terms of the Indenture and for all purposes under the Indenture; and

      WHEREAS, the Company has duly authorized the execution and delivery of this Fourth Supplemental Indenture and requested that the Trustee execute and deliver this Fourth Supplemental Indenture, and all requirements necessary to make this Fourth Supplemental Indenture a valid and binding instrument in accordance with its terms have been done.

      NOW THEREFORE, in consideration of the purchase and acceptance of the 6.125% ING Perpetual Debt Securities by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the 6.125% ING Perpetual Debt Securities and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee and the Paying Agent as follows:

                                    ARTICLE 1
                                   DEFINITIONS

      Section 1.01. Definition Of Terms. For all purposes of the Indenture, except as otherwise expressly provided or unless the context otherwise requires:

      (a) a term defined in the Subordinated Indenture and not otherwise defined herein has the same meaning when used in this Fourth Supplemental Indenture;

      (b) unless otherwise specified, a reference to a Section or Article is to a Section or Article of this Fourth Supplemental Indenture;

      (c) headings are for convenience of reference only and do not affect interpretation; and

      (d) the following terms have the meanings given to them in this Section 1.01(d) and shall have the meaning set forth below for purposes of this Fourth Supplemental Indenture and the Subordinated Indenture as it relates to the series of 6.125% ING Perpetual Debt Securities created hereunder.

      "ACCRUED INTEREST PAYMENT" means Interest that shall continue to accrue after an Interest Payment Date in respect of an Elective Deferral Interest Payment, the failure to make a payment when due on a date of redemption, certain Payments which cannot be made due to insufficient Ordinary Shares to satisfy the Alternative Interest Satisfaction Mechanism and failure to make a Payment more than 14 days after its due date due to a Market Disruption Event.

      "ADDITIONAL AMOUNTS" has the meaning specified in Section 1006 of the Subordinated Indenture.

      "ALTERNATIVE INTEREST SATISFACTION MECHANISM" has the meaning specified in
Section 4.03 hereof.

      "ASSETS" means the non-consolidated gross assets of the Company as shown by the most recently published audited balance sheet of the Company, but adjusted for contingencies and subsequent events and to such extent as the directors, external auditors or, as the case may be, the liquidator may determine to be appropriate.

      "ASSOCIATED COSTS" has the meaning assigned to such term in the Calculation Agency Agreement.

      "ASSOCIATED COST ORDINARY SHARES" means Ordinary Shares issued by the Company in accordance with Section 4.03(c)(iii) hereof.

      "BASE REDEMPTION PRICE" in respect of the 6.125% ING Perpetual Debt Securities means a redemption price equal to 100% of the aggregate principal amount, together with any Outstanding Payments accrued to and including the date fixed for redemption.

      "BUSINESS DAY" means a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in The Netherlands or New York City generally are authorized or obligated by law, regulation or executive order to close.

      "CALCULATION AGENCY AGREEMENT" means the calculation agency agreement, dated as of September 26, 2005, between the Company and the Calculation Agent, relating to the 6.125% ING Perpetual Debt Securities, as the same may be amended from time to time.

      "CALCULATION AGENT" means ING Financial Markets LLC, as calculation agent in relation to the 6.125% ING Perpetual Debt Securities, or its successor or successors for the time being appointed under the Calculation Agency Agreement.

      "DEFERRAL INTEREST RATE" means an interest rate equal to the Fixed Interest Rate.

      "DEFERRAL NOTICE" means a notice to the Trustee, the Holders, the Paying Agent, if different than the Trustee, and the Calculation Agent that a Payment will be deferred in accordance with the Indenture.

      "DEFERRED INTEREST PAYMENT" means any Elective Deferral Interest Payment, or part thereof, which has not subsequently been satisfied, or any

Required Deferral Interest Payment, or part thereof, which has not subsequently been either (i) satisfied, or (ii) deferred pursuant to Section 2.04(f) hereof.

      "DEFERRED INTEREST SATISFACTION DATE" means the earlier of

            (i) with respect to a Required Deferral Interest Payment, the Interest Payment Date following the 19th Business Day after the Required Deferral Condition fails to be met;

            (ii) the date on which the Company has resolved to satisfy a Deferred Interest Payment as set forth in a notice to the Trustee, the Holders, the Paying Agent, if different than the Trustee, and the Calculation Agent; or

            (iii) the date on which the Company is required to satisfy all Deferred Interest Payments due to the occurrence of a Mandatory Payment Event or a Mandatory Partial Payment Event.

      "DTC" means the Depository Trust Company.

      "ELECTIVE DEFERRAL INTEREST PAYMENT" means any Payment on the 6.125% ING Perpetual Debt Securities that is deferred due to the circumstances set forth in
Section 2.04(f) hereof.

      "FIXED INTEREST RATE" has the meaning set forth in Section 2.04(b) hereof.

      "INDENTURE" has the meaning set forth in the recitals of this Fourth Supplemental Indenture.

      "6.125% ING PERPETUAL DEBT SECURITIES" has the meaning set forth in the recitals of this Fourth Supplemental Indenture, and shall include, unless the context otherwise requires, any further 6.125% ING Perpetual Debt Securities which the Company is permitted to issue and which will form a single series with the 6.125% ING Perpetual Debt Securities.

      "IFRS" means International Financial Reporting Standards as issued by the International Accounting Standard Board and as endorsed by the European Commission.

      "INTEREST" means interest payments on the 6.125% ING Perpetual Debt Securities as calculated in accordance with Section 2.04(b) and 2.04(c) hereof and shall, where appropriate, include Interest Amounts, Deferred Interest Payments and Accrued Interest Payments.

      "INTEREST AMOUNT" means

            (i) in respect of an Interest Payment, the amount of Interest payable on a 6.125% ING Perpetual Debt Security for the relevant Interest Period; and

            (ii) in the event of redemption due to a Tax Event or Regulatory Event, any Interest accrued from (and including) the preceding Interest Payment Date (or, if none, the Issue Date) to (but excluding) the due date for redemption, if not an Interest Payment Date, as calculated using the Interest Calculation Basis.

      "INTEREST CALCULATION BASIS" means the calculation of Interest on the basis of a 360-day year of twelve 30-day months.

      "INTEREST PAYMENT" means, in respect of an Interest Payment Date, the aggregate Interest Amounts for the Interest Period ending on such Interest Payment Date.

      "INTEREST PAYMENT DATE" has the meaning set forth in Section 2.04(d) hereof.

      "INTEREST PERIOD" means the period commencing on (and including) the Issue Date and ending on (but excluding) the first Interest Payment Date and each successive period commencing on (and including) an Interest Payment Date and ending on (but excluding) the next succeeding Interest Payment Date.

      "ISSUE DATE" means September 26, 2005.

      "JUNIOR GUARANTEE" means any guarantee, indemnity or other contractual support arrangement entered into by the Company in respect of securities (regardless of name or designation) issued by a Subsidiary or Undertaking and ranking junior to the 6.125% ING Perpetual Debt Securities upon a liquidation of the Company or in respect of distributions or payment of dividends or any other payment thereon.

      "JUNIOR SECURITIES" means the Ordinary Shares or any other securities of the Company that rank junior to the 6.125% ING Perpetual Debt Securities with respect to distributions on a return of assets, upon a liquidation of the Company or in respect of distributions, payments of dividends or any other payment thereon.

      "LIABILITIES" means the non-consolidated gross liabilities of the Company as shown by the most recently published audited balance sheet of the Company, but adjusted for contingencies and for subsequent events and to such extent as the Company's directors, external auditors or, as the case may be, liquidator may determine.

      "MANDATORY PARTIAL PAYMENT" payable on any Interest Payment Date means a payment in respect of each 6.125% ING Perpetual Debt Security in an amount that results in payment of a proportion of a full Interest Payment on the 6.125% ING Perpetual Debt Security on such Interest Payment Date equal to the proportion of a full dividend or full interest payment on the relevant Parity Securities and/or payment on the relevant Parity Guarantee paid on the dividend or payment date in respect of the relevant Parity Securities and/or Parity Guarantee immediately preceding such Interest Payment Date.

      "MANDATORY PARTIAL PAYMENT EVENT" means (a) prior to the occurrence of a Regulatory Notification, the occurrence of any of the following:

            (i) the Company declares, pays or distributes a dividend or makes a payment on any of its Parity Securities or Parity Guarantees; or

            (ii) any Subsidiary or Undertaking declares, pays or distributes a dividend on any security issued by it benefiting from a Parity Guarantee or makes a payment on any security issued by it benefiting from a Parity Guarantee, and

      (b) following the occurrence of a Regulatory Notification, the Company declares, pays or distributes a dividend or makes a payment (other than a dividend in the form of Ordinary Shares) on any of its securities or other instruments which are (i) Parity Securities and (ii) classified as equity under IFRS.

      "MANDATORY PAYMENT EVENT" means (a) prior to the occurrence of a Regulatory Notification, the occurrence of any of the following:

            (i) the Company declares, pays or distributes a dividend or makes a payment (other than a dividend in the form of Ordinary Shares) on any of its Junior Securities or makes a payment on a Junior Guarantee;

            (ii) any Subsidiary or Undertaking declares, pays or distributes a dividend on any security issued by it benefiting from a Junior Guarantee or makes a payment (other than a dividend in the form of ordinary shares) on any security issued by it benefiting from a Junior Guarantee;

            (iii) the Company or any Subsidiary or Undertaking redeems, purchases or otherwise acquires any of the Company's Junior Securities, any Parity Securities or any securities issued by any Subsidiary or Undertaking benefiting from a Junior Guarantee or Parity Guarantee, other than (1) by conversion into or in exchange for Ordinary Shares, (2) in connection with transactions effected by or for the account of customers of the Company or any Subsidiary or in connection with the distribution, trading or market-making activities in respect of those securities, (3) in connection with the satisfaction by the Company or any Subsidiary of its obligations under any employee benefit plans or similar arrangements with or for the benefit of employees, officers, directors or consultants, (4) as a result of a reclassification of the Company or any Subsidiary or the exchange or conversion of one class or series of capital stock for another class or series of capital stock, or (5) the purchase of the fractional interests in shares of the capital stock of the Company or of any Subsidiary pursuant to the conversion or exchange provisions of that capital stock or the security being converted or exchanged; or

            (iv) any moneys are paid to or made available for a sinking fund or for redemption of any Junior Securities, Parity Securities or any securities issued by any Subsidiary or Undertaking benefiting from a Junior Guarantee or Parity Guarantee, and

      (b) following the occurrence of a Regulatory Notification, the Company declares, pays or distributes a dividend or makes a payment (other than a dividend in the form of Ordinary Shares) on any of its securities or other instruments which are (i) Junior Securities and (ii) classified as equity under IFRS.

      "MARKET DISRUPTION EVENT" means

            (i) the occurrence or existence of any suspension of or limitation imposed on trading by reason of movements in price exceeding limits permitted by Euronext Amsterdam N.V. or on settlement procedures for transactions in the Ordinary Shares on Euronext Amsterdam N.V. if, in any such case, that suspension or limitation is, in the determination of the Calculation Agent, material in the context of the sale of the Ordinary Shares;

            (ii) in the Company's opinion, there has been a substantial deterioration in the price and/or value of the Ordinary Shares, or circumstances are such as to prevent or, to a material extent, restrict the issue or delivery of the Payment Ordinary Shares; or

            (iii) where, pursuant to the terms of the Indenture, moneys are required to be converted from one currency into another currency in respect of any Payment, but the occurrence of any event that makes it impracticable to effect such conversion.

      "NOTIONAL PREFERENCE SHARES" has the meaning set forth in Section 10.01 hereof.

      "ORDINARY SHARES" means the Company's ordinary shares or bearer depository receipts issued in respect of such ordinary shares as the context may require.

      "OUTSTANDING PAYMENT" means:

            (i) in relation to any Interest Payment, Deferred Interest Payment or Interest Amount not falling within the definition of Interest Payment, that such payment (a) has either become due and payable or would have become due and payable except for the non-satisfaction on the relevant date due to a Solvency Condition not being satisfied or the deferral, postponement or suspension of such payment, due to a Required Deferral Condition, an Elective Deferral Interest Payment, insufficient Ordinary Shares available to satisfy the Alternative Interest Satisfaction Mechanism, or failure to make a payment more than 14 days after its due date due to a Market Disruption Event, and (b) in any such case has not been satisfied; and

            (ii) in relation to any Accrued Interest Payment, any amount thereof which has not been satisfied whether or not payment has become due.

      "PARITY GUARANTEE" means any guarantee, indemnity or other contractual support arrangements of the Company of securities of any Subsidiary or Undertaking, under which the holder of such securities as the party who has the benefit of any such guarantee, indemnity or other contractual support agreement is entitled, effectively from a financial point of view, to distributions on a return of assets or on a liquidation, moratorium of payments or bankruptcy of the Company or to distributions or payments of dividends and/or any other amounts thereunder by the Company, to the same extent as the most senior class of preference shares and which (a) are expressed to be similarly subordinated to Senior Debt as, and accordingly rank pari passu with, the 6.125% ING Perpetual Debt Securities as regards any such distribution or payment or (b) rank pari passu as expressed by such 6.125% ING Perpetual Debt Securities' own terms with the 6.125% ING Perpetual Debt Securities.

      Parity Guarantee includes the Company's guarantees (collectively the "TRUST PREFERRED SECURITIES GUARANTEES") of the 8.439% Non-cumulative Guaranteed Trust Preferred Securities issued by ING Capital Funding Trust III.

      "PARITY INTEREST PAYMENT" has the meaning set forth in Section 6.05(a) hereof.

      "PARITY PERPETUAL SECURITIES" means the Company's 6.50% ING Perpetual Securities issued on September 27, 2001, the Company's 7.05% ING

Perpetual Debt Securities issued on July 18, 2002, the Company's 7.20% ING Perpetual Debt Securities issued on December 6, 2002, the Company's Variable Rate ING Perpetual Securities issued on June 20 2003, the Company's 6.20% ING Perpetual Debt Securities issued on October 17, 2003, the Company's Variable Rate ING Perpetual Securities issued on June 14, 2004 and the Company's 4.176% ING Perpetual Debt Securities issued on June 7, 2005.

      "PARITY SECURITIES" means

            (i) the most senior class of preference shares of the Company;

            (ii) any preference shares of the Company of similar rank as the most senior class of preference shares of the Company; or

            (iii) other securities of the Company, the holders of which have claims that rank, effectively from a financial point of view, pursuant to a Parity Guarantee or pursuant to the provisions of such securities, as the most senior class of preference shares of the Company, in each case as regards distributions on a return of assets or on a liquidation, moratorium of payments or bankruptcy of the Company or in respect of distributions or payments of dividends and/or any other amounts thereunder by the Company and which are expressed to be similarly subordinated to Senior Debt as, and accordingly rank pari passu with, the 6.125% ING Perpetual Debt Securities as regards any such distributions or payments.

      Parity Securities includes the Parity Perpetual Securities.

      "PAYING AGENT" means The Bank of New York as paying agent in relation to the 6.125% ING Perpetual Debt Securities, or its successor or successors for the time being appointed in accordance with the terms of the Indenture.

      "PAYMENT" means any Interest Payment, Deferred Interest Payment, Accrued Interest Payment or Interest Amount not falling within the definition of Interest Payment.

      "PAYMENT DEFAULT" has the meaning set forth in Section 5.01(a) hereof.

      "PAYMENT EVENT" has the meaning set forth in Section 5.01(b) hereof.

      "PAYMENT ORDINARY SHARES" means Ordinary Shares issued by the Company in accordance with Section 4.03(c)(ii) hereof.

      "REGULAR RECORD DATE" means the January 1, April 1, July 1 and October 1 preceding an Interest Payment Date (whether or not a Business Day).

      "REGULATORY EVENT" means any time after the Company becomes subject to capital adequacy regulations, the relevant regulator makes a determination that securities in the nature of the 6.125% ING Perpetual Debt Securities can no longer qualify as Tier 1 capital (or instruments of a similar nature which qualify as core capital) for purposes of such capital adequacy regulations.

      "REGULATORY NOTIFICATION" means, after the Company becomes subject to capital adequacy regulations, the relevant regulator shall have notified it to the effect that on any date on which a payment on the 6.125% ING Perpetual Debt Securities would otherwise have been due, the Company's capital ratio would after such payment be less than the minimum capital adequacy requirements as enforced by the relevant regulator.

      "RELEVANT DATE" means

            (i) in respect of any payment other than a Winding-Up Claim, the date on which such payment first becomes due and payable but, if the full amount of the monies payable on such date has not been received by the Trustee on or prior to such date, the "Relevant Date" means the date on which such monies shall have been so received and notice to that effect shall have been given to the Holders in accordance with Section 106 of the Subordinated Indenture; and

            (ii) in respect of a Winding-Up Claim, the date which is one day prior to the commencement of the winding up.

      "REQUIRED DEFERRAL CONDITION" means a determination by the Company that the Solvency Conditions (i) are not satisfied on the Relevant Date, or (ii) will not be satisfied as a result of making the relevant Payment.

      "REQUIRED DEFERRAL INTEREST PAYMENT" has the meaning set forth in Section 2.04(e) hereof.

      "SECURITIES" has the meaning set forth in the Subordinated Indenture.

      "SENIOR DEBT" means

            (i) all claims of unsubordinated creditors of the Company;

            (ii) all claims of creditors whose claims are, or are expressed to be, subordinated (whether only in the event of the insolvency of the Company or otherwise) only to the claims of unsubordinated creditors of the Company; and

            (iii) all claims of all other creditors of the Company except those whose claims are, or are expressed to rank, pari passu with, or junior to, the claims of the Holders.

      "SOLVENCY CONDITIONS" means

            (i) the Company is able to make payments on its Senior Debt as such payments become due; and

            (ii) the Company's Assets exceed the sum of its Liabilities (excluding Liabilities not considered Senior Debt).

      "SUBORDINATED INDENTURE" has the meaning set forth in the first paragraph of this Fourth Supplemental Indenture.

      "TAX EVENT" means a determination by the Company that on the next Interest Payment Date:

            (i) the Company would, for reasons outside its control, be unable to make the required payment on such date without being required to pay Additional Amounts and the Company cannot avoid such requirement or circumstance by taking such measures the Company, acting in good faith, deems appropriate;

            (ii) payments of amounts in respect of Interest on the 6.125% ING Perpetual Debt Securities (including, for the avoidance of doubt, where the payment of Interest is to be satisfied by the issue of Ordinary Shares pursuant to the Alternative Interest Satisfaction Mechanism), may be treated as "distributions" within the meaning of Section II of the Dividend Withholding Tax Act 1965 (Wet op de dividendbelasting 1965); or such other provision as may from time to time supersede or replace Section II of the Dividend Withholding Tax Act of 1965 for the purposes of such definition) and the Company cannot avoid such requirement or circumstance by taking such measures the Company, acting in good faith, deems appropriate; or

            (iii) there is more than an insubstantial risk that the Company will not obtain substantially full relief for the purposes of the corporation tax of The Netherlands for any payment of Interest (including, for the avoidance of doubt, where the payment of Interest is to be satisfied by the issue of Ordinary Shares pursuant to the Alternative Interest Satisfaction Mechanism), due to any proposed change or amendment to the laws of The Netherlands, or any proposed change in the application of official or generally published interpretation of such laws, or any interpretation or pronouncement by any relevant tax authority that provides for a position with respect to such laws or regulations that differs from the previously generally accepted position in relation to similar transactions or which differs from any specific written confirmation given by a tax authority in respect of the 6.125% ING Perpetual Debt Securities, where such change or amendment becomes, or would become, effective, or in the case of a change or proposed change in law if such change is enacted (or, in the case of a proposed change, is expected to be enacted) by an Act of Parliament or made by Statutory Instrument on or after September 16, 2005, and the Company cannot avoid this risk by taking such measures the Company, acting in good faith, deems appropriate.

      "TRUST PREFERRED SECURITIES GUARANTEES" has the meaning given such term in the definition of Parity Guarantee.

      "TRUSTEE" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor trustee shall have become such pursuant to the applicable provisions of the Subordinated Indenture, and thereafter "Trustee" shall mean the Person who is then the Trustee thereunder, and if at any time there is more than one such Person, "Trustee" shall mean and include each such Person.

      "UNDERTAKING" means a corporate body, partnership, limited partnership, cooperative or an incorporated association carrying on a trade or business with or without a view to profit in which the Company has direct or indirect financial, commercial or contractual majority interest.

      "WINDING-UP CLAIM" means amounts in respect of principal or Payments in respect of which a Solvency Condition is not satisfied on the date upon which such principal or Payments would otherwise be due and payable by the Company in connection with its liquidation (upon dissolution or otherwise) and on any redemption of 6.125% ING Perpetual Debt Securities.

                                    ARTICLE 2
    GENERAL TERMS AND CONDITIONS OF THE 6.125% ING PERPETUAL DEBT SECURITIES

      Section 2.01. Designation And Principal Amount. The following series of Securities are hereby authorized as the 6.125% ING Perpetual Debt Securities, initially to be issued in the aggregate principal amount of up to $720,000,000.

      Section 2.02. Maturity. The 6.125% ING Perpetual Debt Securities have no maturity date.

      Section 2.03. Form, Issuance, Registration And Exchange. The 6.125% ING Perpetual Debt Securities shall:

      (a) be issued as registered Securities in minimum denominations of $25.00 (or in any integral multiple thereof) in book-entry global form, and shall not be exchangeable for definitive securities except as provided in Section 305 of the Subordinated Indenture;

      (b) not be exchangeable at any time for bearer securities; and

      (c) be issued as global 6.125% ING Perpetual Debt Securities registered in the name of DTC or its nominee (initially the nominee will be Cede & Co.); provided, however, (i) such global securities may not be transferred except as a whole by DTC to a nominee or a successor of DTC, unless and until the 6.125% ING Perpetual Debt Securities are exchanged for definitive securities in the limited instances described in Section 12.01 hereof; (ii) beneficial interests in global 6.125% ING Perpetual Debt Securities may be held through organizations that participate, directly or indirectly, in the DTC system; (iii) beneficial interests in the global 6.125% ING Perpetual Debt Securities and all transfers relating to the global 6.125% ING Perpetual Debt Securities will be reflected in the book-entry records of DTC; and (iv) so long as DTC, or its nominee, is the holder of a global 6.125% ING Perpetual Debt Security, it will be considered the sole holder of the global 6.125% ING Perpetual Debt Security for all purposes under the Indenture.

      Section 2.04. Payments.

      (a) Payment Method. (i) Any Payment on 6.125% ING Perpetual Debt Securities which is payable, and is paid or duly provided for, on any Payment Date or on any date on which the Company makes any Payment on the 6.125% ING Perpetual Debt Securities (including any payment of Additional Amounts in accordance with Section 1006 of the Subordinated Indenture) shall be paid by the Trustee to the Holder in whose name such 6.125% ING Perpetual Debt Securities are registered, by wire-transfer of same-day funds to the Holder or, at the option of the Company, by check mailed to the address of the Holder as it appears in the Company's Security Register. For so long as the 6.125% ING Perpetual Debt Securities are held in global form, all payments shall be made by wire-transfer of same-day funds.

            (ii) All payments made with respect to the 6.125% ING Perpetual Debt Securities will be subject to any fiscal or other laws and regulations applicable thereto in the place of payment. Except as expressly stated, such fiscal or other laws and regulations will not affect the Company's obligation to pay Additional Amounts.

      (b) Interest Rate. The 6.125% ING Perpetual Debt Securities will bear Interest from the Issue Date at a fixed rate per annum on their outstanding principal amount equal to 6.125% (the "FIXED INTEREST RATE").

      (c) Interest Payment Dates. Subject to the provisions herein, Interest on the 6.125% ING Perpetual Debt Securities (calculated in accordance with the Interest Calculation Basis) will be payable from September 26, 2005 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on January 15, April 15, July 15 and October 15 in each year, commencing on January 15, 2006.

      (d) Accrued Interest Payments. The aggregate amount of any Accrued Interest Payments on the 6.125% ING Perpetual Debt Securities will bear Interest at the Fixed Interest Rate (to the extent permitted by applicable law) as if such Accrued Interest Payments were considered part of principal and will become payable as and when the Payment in respect of which such Interest has accrued becomes payable. The amount of Interest which accrues (the "ADDITIONAL INTEREST") in respect of any such Accrued Interest Payments shall be calculated by the Trustee in consultation with the Company and shall be added, for purposes only of the calculation of the amount of Additional Interest due on any Interest Payment Date or Deferred Interest Satisfaction Date, as the case may be, to the corresponding amount of Payments unpaid as at such Interest Payment Date or Deferred Interest Satisfaction Date, as applicable, as if such amount would itself constitute a Payment.

      When used with respect to any 6.125% ING Perpetual Debt Securities, "INTEREST PAYMENT DATE" means the date for payment of any Interest on such 6.125% ING Perpetual Debt Securities, as determined by the Company and set forth in this Fourth Supplemental Indenture and the form of 6.125% ING Perpetual Debt Securities attached as Exhibit A hereto. If any Interest Payment Date would otherwise fall on a day which is not a Business Day, it shall be postponed to the next day that is a Business Day.

      (e) Required Deferral of Payments.

            (i) Other than in the case of a Mandatory Payment Event or a Mandatory Partial Payment Event, the Company is required to give a Deferral Notice in accordance with Section 2.04(h) hereof and to defer any payment where the Required Deferral Condition has occurred or is continuing on the 20th Business Day preceding the date on which such Payment would be due and payable and no Interest Payment shall be payable on such Interest Payment Date. When used with respect to any 6.125% ING Perpetual Debt Securities, "REQUIRED DEFERRAL INTEREST PAYMENT" means any Payment deferred in accordance with this Section 2.04(e).

            (ii) Interest will not accrue on any Required Deferral Interest Payment except under circumstances described under Section 4.03 hereof.

            (iii) Any Required Deferral Interest Payment, except in the case of a Mandatory Payment Event or a Mandatory Partial Payment Event, shall be satisfied on the relevant Deferred Interest Satisfaction Date if the Required Deferral Condition is no longer met as of the 20th Business Day preceding any subsequent Interest Payment Date and the Company (x) does not validly elect to defer such payment in accordance with Section 2.04(f)(i) hereof; or (y) has not elected to pay such Deferred Interest Payment earlier in accordance with Section 2.04(f)(f)(iii) hereof.

            (iv) At least 16 Business Days prior to the relevant Deferred Interest Satisfaction Date, the Company shall give notice to the Trustee of the Deferred Interest Satisfaction Date on which such Required Deferral Interest Payment will be satisfied. As soon as practicable after receiving such notice but within two business days, the Trustee shall provide notice to the Company of the amount of Accrued Interest Payments, (including any Additional Interest) if any, payable on such Deferred Interest Satisfaction Date.

            (v) At least 16 Business Days prior to such Deferred Interest Satisfaction Date, the Company shall provide a notice to the Paying Agent, the Calculation Agent and the Holders in accordance with Section 106 of the Subordinated Indenture (a) that the Company will satisfy such Required Deferral Interest Payment on the relevant Deferred Interest Satisfaction Date, (b) the amount of the Accrued Interest Payments (including Additional Interest), if any, payable on such Deferred Interest Satisfaction Date, as calculated by the Trustee and (c) the Special Record Date for such Deferred Interest Satisfaction Date.

      (f) Elective Deferral of Payments.

            (i) The Company may defer any Payment that is due and payable under the 6.125% ING Perpetual Debt Securities, other than in the case of a Mandatory Payment Event or a Mandatory Partial Payment Event, by giving a Deferral Notice to the Trustee, the Calculation Agent and the Holders in accordance with Section 2.04(h) hereof, including any Payment referred to in Section 2.04(e)(iii), 2.04(e)(iv), 2.04(e)(v) hereof (except as otherwise provided therein), and no Interest Payment shall be payable on such Interest Payment Date. When used with respect to any 6.125% ING Perpetual Debt Securities, "ELECTIVE DEFERRAL INTEREST PAYMENT" means any Payment deferred in accordance with this Section 2.04(f).

            (ii) Elective Deferral Interest Payments will accrue interest at the Deferral Interest Rate from, and including, the date on which (but for such deferral) the Deferred Interest Payment would otherwise have been due to be made to, but excluding, the relevant Deferred Interest Satisfaction Date.

            (iii) Except in the case of a Mandatory Payment Event or a Mandatory Partial Payment Event, the Company may satisfy any Elective Deferral Interest Payment at any time; provided, however, any such Payment shall be satisfied by delivering a notice in accordance with Section 4.03(c)(i) hereof not less than 16 Business Days prior to the relevant Deferred Interest Satisfaction Date informing of the Company's election to so satisfy such Payment and specifying the relevant Deferred Interest Satisfaction Date.

      (g) Conditions Precedent for any Payment.

            (i) Except in a bankruptcy, all payments on the 6.125% ING Perpetual Debt Securities will be conditional upon not triggering the Required Deferral Condition.

            (ii) Unless the Company obtains permission from its relevant regulator, it shall satisfy any Deferred Interest Payments only in accordance with the Alternative Interest Satisfaction Mechanism set forth in Article 4 below; provided, however, that the Company is not required to utilize the Alternative Interest Satisfaction Mechanism to satisfy any Mandatory Partial Payment payable on a Mandatory Partial Payment Date that coincides with the date on which a Deferred Interest Payment has become mandatorily due and payable in full.

      (h) Deferral Notice.

            (i) The Company shall give any Deferral Notice not less than 16 Business Days prior to the date on which any Payment would, in the absence of deferral, be due and payable.

            (ii) The Company must give a Deferral Notice in the case of a Required Deferral Condition.

            (iii) Any Deferral Notice as to a Payment required to be paid pursuant to a Mandatory Payment Event or a Mandatory Partial Payment Event will have no force or effect.

      Section 2.05. Mandatory Payment Events; Mandatory Partial Payment Events.

      (a) Deferred Interest Payments. Upon the occurrence of a Mandatory Payment Event or a Mandatory Partial Payment Event, all Deferred Interest Payments will become mandatorily due and payable in full on the date of either such event, notwithstanding any further Deferral Notice or an occurrence or continuance of a Required Deferral Condition.

      (b) Satisfaction of Interest Payments following a Mandatory Payment Event. The Interest Payments payable on the next four consecutive Interest Payment Dates following a Mandatory Payment Event will be mandatorily due and payable in full, notwithstanding any Deferral Notice as to such Interest Payments or the occurrence or continuance of any Required Deferral Condition; provided, however, that if the Mandatory Payment Event is (x) a payment on a Junior Security, a Junior Guarantee or a security benefiting from a Junior Guarantee or relates to the purchase or other acquisition of any Junior Security, Parity Security or a security benefiting from a Junior Guarantee or a Parity Guarantee, and (y) such payment is in respect of a semi-annual or quarterly payment or the security purchased or acquired was payable semi-annually or quarterly, only the Interest Payments payable on the next two Interest Payment Dates or the next Interest Payment, respectively, shall be mandatorily due and payable notwithstanding any Deferral Notice as to such Interest Payment or the occurrence or continuance of any Required Deferral Condition. Such Mandatory Interest Payments may, at the Company's election, be satisfied in accordance with the Alternative Interest Satisfaction Mechanism.

      (c) Satisfaction of Interest Payments following a Mandatory Partial Payment Event. Mandatory Partial Payments will be mandatorily due and payable, on the next four consecutive Interest Payment Dates, following a Mandatory Partial Payment Event, notwithstanding any Deferral Notice or occurrence of the Required Deferral Condition; provided, however, that if such Mandatory Partial Payment Event (x) is a payment on a Parity Security, a Parity Guarantee or a security benefiting from a Parity Guarantee and (y) such payment is in respect of a semi-annual or quarterly payment, only Mandatory Partial Payments payable on the next two consecutive Interest Payment Dates or the next Interest Payment Date, respectively, shall be mandatorily due and payable notwithstanding any Deferral Notice as to such Interest Payment or the occurrence or continuance of any Required Deferral Condition. Such Mandatory Partial Payments may, at the Company's election, be satisfied in accordance with the Alternative Interest Satisfaction Mechanism.

                                    ARTICLE 3
             OPTIONAL REDEMPTION AND REDEMPTION UPON CERTAIN EVENTS

      Section 3.01. Optional Redemption. (a) Any redemption made in accordance with this Article 3 shall be made in accordance with Sections 1101 through
Section 1108 of the Subordinated Indenture.

      (b) Upon giving not less than 30 nor more than 60 days' notice to the Holders of 6.125% ING Perpetual Debt Securities, and provided the Solvency Conditions are satisfied at the time of such notice and at the time of redemption, the 6.125% ING Perpetual Debt Securities may be redeemed in whole (but not in part) at the Base Redemption Price, at the option of the Company and without the consent of the Holders or the Trustee, as follows:

            (i) on January 15, 2011, and thereafter on any Interest Payment
      Date;

            (ii) upon the occurrence of a Tax Event, provided that the Company has already delivered to the Trustee, in a form satisfactory to the Trustee, a written legal opinion of independent Dutch counsel of recognized standing, selected by the Company, confirming that such Tax Event has occurred; or

            (iii) upon the occurrence of a Regulatory Event.

      (c) Cancellation of any 6.125% ING Perpetual Debt Securities redeemed by the Company pursuant to this Indenture will be effectuated by reducing the principal amount of the 6.125% ING Perpetual Debt Securities, and any 6.125% ING Perpetual Debt Securities so cancelled will be discharged. Any 6.125% ING Perpetual Debt Securities purchased by the Company may be held, reissued, resold or, at the Company's option, cancelled. Such cancellation shall be effectuated by decreasing in an equal amount the number of 6.125% ING Perpetual Debt Securities represented by the global security.

      (d) In the event the Base Redemption Price in respect of any 6.125% ING Perpetual Debt Securities is improperly withheld or refused and is not paid by the Company, Interest on the 6.125% ING Perpetual Debt Securities will continue to be payable and accrue in accordance with Section 2.04(d) hereof until the date the Base Redemption Price is actually paid (the "DELAYED REDEMPTION PAYMENT DATE"). Prior to the payment of any Base Redemption Price which previously has been improperly withheld or refused, the Company shall inform the Trustee of the proposed Delayed Redemption Payment Date and the Trustee shall, as soon as practicable after receiving such notice, provide notice to the Company of the amount of Accrued Interest Payments (together with Additional Interest) payable in connection therewith. The Company shall then provide notice to the Paying Agent, if different than the Trustee, and the Holders in accordance with Section 106 of the Subordinated Indenture of (i) the Delayed Redemption Payment Date,
(ii) the Special Record Date for the Delayed Redemption Payment Date and (iii) the Accrued Interest Payments payable on such date, as calculated by the Trustee.

      Section 3.02. Optional Purchase. The Company may at any time, subject to satisfaction of the Solvency Conditions, purchase 6.125% ING Perpetual Debt Securities on the open market in any manner and at any price.

                                    ARTICLE 4
                   ALTERNATIVE INTEREST SATISFACTION MECHANISM

      Section 4.01. Conditions Precedent. Subject to the provisions of Article 5 of this Fourth Supplemental Indenture and Article 5 of the Subordinated Indenture and notwithstanding any other provision of this Indenture to the contrary, the Company's ability to use the Alternative Interest Satisfaction Mechanism to satisfy its Payment obligations with respect to the 6.125% ING Perpetual Debt Securities is subject to Section 4.04 and 4.05 hereof.

      Section 4.02. Notices Of Exercise Of Alternative Interest Satisfaction Mechanism. The Company shall give notice to the Trustee, the Paying Agent, if different than the Trustee, the Calculation Agent and the Holders of the 6.125% ING Perpetual Debt Securities in accordance with Sections 105 and 106, as applicable, of the Subordinated Indenture and in accordance with the Calculation Agency Agreement at least 16 Business Days prior to the relevant Interest Payment Date or Deferred Interest Satisfaction Date, as applicable, of its election pursuant to Section 2.04 hereof, to pay all or part of a Deferred Interest Payment or to make any other Payment pursuant to the Alternative Interest Satisfaction Mechanism, subject to Section 4.03(b) below.

      Section 4.03. Alternative Interest Satisfaction Mechanism.

      (a) Unless otherwise expressly provided in this Indenture, the Company shall satisfy any Deferred Interest Payments in accordance with the Alternative Interest Satisfaction Mechanism.

      (b) Subject to the satisfaction of the Solvency Conditions, the Company may, at its option, satisfy any Payment in accordance with the Alternative Interest Satisfaction Mechanism; provided, however, that at the time of such election the Company shall have sufficient authorized Ordinary Shares to issue such shares to satisfy such Payment in full.

      (c) Subject to and in accordance with the terms of the Calculation Agency Agreement, under the "ALTERNATIVE INTEREST SATISFACTION MECHANISM":

            (i) the Company shall give notice to the Trustee, the Paying Agent, if different than the Trustee, the Calculation Agent and the Holders of the 6.125% ING Perpetual Debt Securities as provided in Section 4.02 hereof;

            (ii) on or prior to the eleventh business day prior to the relevant Interest Payment Date or Deferred Interest Satisfaction Date, the Calculation Agent shall, pursuant to the Calculation Agency Agreement, calculate the number of Payment Ordinary Shares that have an aggregate market value (converted from euros into U.S. dollars) of not less than 110% of the relevant Payment and shall notify the Trustee and the Company accordingly of such number of Payment Ordinary Shares to be issued;

            (iii) on or prior to the eleventh business day prior to the relevant Interest Payment Date or Deferred Interest Satisfaction Date, the Calculation Agent shall, pursuant to the Calculation Agency Agreement, calculate the number of Associated Cost Ordinary Shares required to be issued by the Company as, on sale, produce a net amount (converted, where necessary, into euros) of not less than the Associated Costs and shall notify the Trustee and the Company of such number of Associated Cost Ordinary Shares to be issued;

            (iv) by the close of business on or before the seventh business day prior to the relevant Interest Payment Date or Deferred Interest Satisfaction Date, the Company shall notify the Calculation Agent that it has a sufficient number of Ordinary Shares and corporate authorization to issue such number of Payment Ordinary Shares and Associated Cost Ordinary Shares as shall have been notified to the Trustee and the Company by the Calculation Agent in accordance with Section 4.03(c)(ii) and 4.03(c)(iii) above;

            (v) the Calculation Agent will use reasonable efforts on normal market terms to procure purchasers for such Ordinary Shares as soon as reasonably practicable following receipt of the notice referred to in clause (iv) above, in accordance with the terms of the Calculation Agency Agreement, but no later than the fourth business day prior to the relevant Interest Payment Date or Deferred Interest Satisfaction Date;

            (vi) one business day prior to the relevant Interest Payment Date or Deferred Interest Satisfaction Date, the Company will issue or transfer such Payment Ordinary Shares and Associated Cost Ordinary Shares in the open market as instructed by the Calculation Agent, and will collect any sales proceeds;

            (vii) upon receipt of the sales proceeds, the Company shall immediately transfer the sales proceeds (or such amount of sales proceeds as is necessary to make the relevant Payment in full (after conversion from euros into U.S. dollars as necessary)) to the Trustee or its agent who shall convert any proceeds received in a currency other than U.S. dollars into U.S. dollars;

            (viii) the Trustee will apply the sales proceeds received from the Company (as converted, if applicable) on the day the relevant Payment is due, towards the Payment to be satisfied;

            (ix) if, following the procedures set forth in Section 4.03(c)(i) to 4.03(c)(viii) above, there is a shortfall in the proceeds necessary to satisfy the relevant Payment that is due or to pay the Associated Costs, the Calculation Agent, pursuant to its obligations under the Calculation Agency Agreement, shall promptly notify the Trustee, the Paying Agent, if different than the Trustee, and the Company, and the Calculation Agent, the Trustee, the Paying Agent and the Company shall then take such steps as are reasonably necessary to ensure, so far as practicable, that through issuing and selling additional Payment Ordinary Shares or Associated Cost Ordinary Shares in accordance with Section 4.03(c)(i) to 4.03(c)(viii) above, proceeds from the additional sales together with the proceeds referred to in Section 4.03(c)(vi) above are at least equal to, respectively, the relevant Payment and any Associated Costs, such that the Payment and any Associated Costs may be satisfied in full on the relevant Interest Payment Date or Deferred Interest Satisfaction Date; provided that for such purpose, Section 4.03(c)(i) to 4.03(c)(viii) above shall be modified as follows:

                  (A) references therein to "Payment" shall be deemed to be
            references to the amount by which the aggregate sum then paid to the Trustee by the Company in respect of the relevant Payment pursuant to the provisions of this Section 4.03 is less than the full amount due (the "PAYMENT SHORTFALL");

                  (B) references therein to "Associated Costs" shall be deemed to be references to the aggregate of (a) the amount by which the sum received by the Company in respect of Associated Costs is less than the Associated Costs and (b) the Associated Costs determined in accordance with the Calculation Agency Agreement but by reference to the numbers of additional Ordinary Shares required to be issued in order to satisfy the Shortfall (such aggregate being the "COSTS SHORTFALL"); and

                  (C) all matters required to be done by a stated time shall be done as soon as practicable.

            For the purposes of this Section 4.03(c)(ix), "SHORTFALL" means the aggregate of the Payment Shortfall and the Costs Shortfall;

            (x) if the aggregate amounts paid to the Paying Agent are less than the amount necessary to satisfy any Payment, after the Trustee receives any Shortfall amounts it will pay such amounts to the Paying Agent for payment to the Holders;

            (xi) if, despite these provisions, such a Shortfall still exists on the relevant Interest Payment Date or Deferred Interest Satisfaction Date, the Company may, in accordance with the provisions of this Indenture, either pay an amount equal to such Shortfall as soon as practicable to the Trustee or continue to issue Payment Ordinary Shares or Associated Cost Ordinary Shares, as the case may be, until the Trustee has received funds equal to the full amount of such Shortfall. The Company shall be obligated to issue additional Ordinary Shares to cover any Shortfall unless it satisfies the Shortfall by making a direct payment to the Trustee; and

            (xii) if, pursuant to the Alternative Interest Satisfaction Mechanism, proceeds are raised in excess of the amount required to pay the applicable Payments plus the Associated Costs in connection with using the Alternative Interest Satisfaction Mechanism, any remaining proceeds shall be retained by the Company.

      Section 4.04. Insufficient Payment Ordinary Shares. (a) (i) If the Company is to satisfy a Payment pursuant to the Alternative Interest Satisfaction Mechanism and it does not, on the date when the number of Payment Ordinary Shares required to be issued is determined, have a sufficient number of Ordinary Shares available for issue, it shall notify the Trustee, the Calculation Agent and the Holders that all or part, as the case may be, of the relevant Payment cannot be satisfied due to an insufficient number of authorized Ordinary Shares.

            (ii) Upon the occurrence of the circumstances contemplated in
      Section 4.04(a)(i), the Payment or part thereof shall be satisfied following the date of the Company's next annual general meeting or extraordinary general meeting of its shareholders at which a resolution is passed authorizing a sufficient number of Ordinary Shares to be made available to satisfy all or such part of the relevant Payment.

            (iii) However, if the number of Ordinary Shares authorized to be issued at any such meeting contemplated in Section 4.04(a)(ii) above is insufficient to satisfy all or such part of the relevant Payment, then those Ordinary Shares so issued will be applied by the Company in partial satisfaction of all or such part of the Relevant Payment.

      (b) Following the passage of a resolution which authorizes the Company to issue additional Ordinary Shares for this purpose:

            (i) the Company shall give notice to the Trustee at least 16 Business Days prior to the date upon which the relevant Payment or, as the case may be, the part thereof is to be made and the Trustee shall provide notice to the Company and the Calculation Agent of the amount of the Accrued Interest Payments (together with Additional Interest), if any, payable in connection with such Payment; and

            (ii) the Company shall provide at least 16 Business Days notice in accordance with Section 106 of the Subordinated Indenture to the Calculation Agent and the Holders of the date upon which the relevant Payment or, as the case may be, the part thereof is to be made, which notice shall include the amount of the Accrued Interest Payments (together with Additional Interest), if any, payable in connection with such Payment, as calculated by the Trustee.

      (c) The relevant Payment or, as the case may be, the part thereof which is not so satisfied will, unless it is a Required Deferred Interest Payment and has not been subsequently either satisfied or deferred pursuant to an Elective Deferral Interest Payment, will continue to accrue Interest at the Deferral Interest Rate from (and including) the date on which Payment would otherwise have been due to (but excluding) the date on which such Payment or part thereof is satisfied or, in the event of a Market Disruption Event, the date on which such payment or part thereof, would, but for the occurrence of such Market Disruption Event, have been satisfied (from which date Interest (if any) will accrue on such Payment as provided below).

      (d) If the Company does not have a sufficient number of Ordinary Shares and does not hold an annual general meeting within six months of giving the notice set forth in Section 4.03(c)(i) above, at which a resolution to make a sufficient number of Ordinary Shares available is proposed, the Trustee will by notice require the Company to convene an extraordinary general meeting at which such a resolution will be proposed on a date falling within 10 weeks of such notice from the Trustee.

      (e) In the event that a resolution to make a sufficient number of Ordinary Shares available is proposed at any such annual general meeting or extraordinary general meeting is rejected, the resolution will be proposed at each general annual meeting or any extraordinary general meeting thereafter until such time as the resolution has been passed by the Company's shareholders.

      Section 4.05. Market Disruption Event. (a) If a Market Disruption Event exists on or after the 15th Business Day preceding any date upon which a Payment or part thereof is due to be made or satisfied pursuant to the Alternative Interest Satisfaction Mechanism, the Company may give notice to the Trustee, the Paying Agent, the Calculation Agent and the Holders as soon as possible after the

Market Disruption Event has arisen or occurred, whereupon the relevant Payment will be deferred until such time as, in the opinion of the Company, the Market Disruption Event no longer exists.

      (b) Any such deferred Payment or part thereof will be satisfied as soon as practicable after the Market Disruption Event no longer exists. The Company shall notify the Trustee of the date on which such deferred Payment or part thereof will be satisfied and the Trustee shall provide notice to the Company and the Calculation Agent of the amount of the Accrued Interest Payments (together with Additional Interest), if any, payable in connection with such deferred Payment. The Company shall then notify the Paying Agent, the Calculation Agent and the Holders in accordance with Section 106 of the Subordinated Indenture of the date on which such deferred Payment or part thereof will be satisfied and the amount of the Accrued Interest Payments (together with Additional Interest), if any, payable in connection with such deferred Payment, as calculated by the Trustee.

      (c) Interest will not accrue on any deferred Payment or part thereof during a Market Disruption Event; provided, however, that if the Company does not make a relevant payment or part thereof for a period of 14 days or more after its due date, even if the Market Disruption Event is continuing, such deferred Payments or part thereof will accrue Interest from (and including) the date on which the relevant Payment or part thereof was due to be made to (but excluding) the date on which such Payment or part thereof is made. Any such Interest shall accrue at the Fixed Interest Rate and shall be satisfied only in accordance with the Alternative Interest Satisfaction Mechanism and as soon as reasonably practicable after the relevant deferred Payment is made. No liability shall attach to the Trustee or its agents if, as a result of a Market Disruption Event or any other event outside the control of the Trustee or any such agent, the Trustee or any such agent is unable to comply with its duties in connection with any payment made pursuant to the Alternative Interest Satisfaction Mechanism.

                                    ARTICLE 5
                                    REMEDIES

      Section 5.01. Defaults; Collection Of Indebtedness And Suits For Enforcement By Trustee.

      (a) "PAYMENT DEFAULT", wherever used herein with respect to the 6.125% ING Perpetual Debt Securities, means solely the following event (regardless of the reason for such Payment Default and whether it is voluntary, involuntary or is effected by operation of law pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

      The Company fails to pay or set aside for payment the amount due to satisfy any Payment on the 6.125% ING Perpetual Debt Securities when due, and such failure continues for 14 days; provided, however, that if the Company fails to make any Mandatory Interest Payment as a result of failure to satisfy the Solvency Conditions, or due to a deferral of an Interest Payment as permitted under the terms of this Indenture, that payment will constitute an Outstanding Payment and will accumulate with any other Outstanding Payments until paid, but will not constitute a Payment Default.

      (b) If a Payment Default occurs and is continuing, the Trustee may pursue all legal remedies available to it, including commencing a judicial proceeding for the collection of the sums so due and unpaid or a bankruptcy proceeding in The Netherlands (but not elsewhere) of the Company, but the Trustee may not declare the principal amount of any outstanding 6.125% ING Perpetual Debt Securities to be due and payable. If the Company fails to make payment and the Solvency Conditions are not satisfied at the end of the 14-day period set forth in Section 5.01(a) hereof, such failure does not constitute a Payment Default but instead constitutes a "PAYMENT EVENT". On a Payment Event, the Trustee may institute bankruptcy proceedings against the Company exclusively in The Netherlands, but may not pursue any other legal remedy, including a judicial proceeding for the collection of the sums due and unpaid.

      (c) Notwithstanding the foregoing, Holders of the 6.125% ING Perpetual Debt Securities have the absolute and unconditional right to institute suit for the enforcement of any payment when due and such right may not be impaired without the consent of the Holder as provided in Section 508 of the Subordinated Indenture. In addition, to the extent the Trustee is not permitted to pursue the remedies provided for in Section 5.01(b) above as a matter of Dutch law, the Holders of the 6.125% ING Perpetual Debt Securities may pursue such remedies in accordance with the terms of the Subordinated Indenture.

      (d) Without prejudice to Section 5.04 and Section 5.05 of the Subordinated Indenture, the Trustee is and shall be fully authorized by each and any holder of record of a 6.125% ING Perpetual Debt Security to commence proceedings in The Netherlands in accordance with Section 5.01(a) and 5.01(b) above, in the name and on behalf of such holder, as if the Trustee were such holder of record, with a view to having the Company declared bankrupt in The Netherlands.

      (e) The provisions of this Section 5.01 replace Sections 501, 502 and 503 of the Subordinated Indenture in their entirety which is hereby amended and restated in its entirety by this Section 5.01.

                                    ARTICLE 6
                             COVENANTS OF THE ISSUER

      Section 6.01. Dividend Restrictions For Deferred Interest Payments. From the date the Company delivers a Deferral Notice until any Deferred Interest Payment is paid in full on the 6.125% ING Perpetual Debt Securities, the Company agrees that it will not recommend to its shareholders, and to the fullest extent permitted by applicable law will otherwise act to prevent, any action that would constitute a Mandatory Payment Event or Mandatory Partial Payment Event.

      Section 6.02. Calculation Agent. (a) For so long as any 6.125% ING Perpetual Debt Securities remain outstanding, there shall at all times be a Calculation Agent hereunder. The current Calculation Agent is set forth in
Article 1 hereof. If the Calculation Agent is unable or unwilling to act as such, or if it fails to make a determination, calculation or otherwise fails to perform its duties under the Indenture or the Calculation Agency Agreement, the Company shall appoint an independent investment bank acceptable to the Trustee to act as such in its place. Neither the termination of the appointment of the Calculation Agent nor the resignation of the Calculation Agent will be effective without a successor having been appointed.

      (b) All calculations and determinations made by the Calculation Agent with respect to the 6.125% ING Perpetual Debt Securities (absent manifest error) are final and binding on the Company, the Trustee, the Paying Agent and the Holders.

      (c) Neither the Company nor the Trustee have any responsibility to anyone for any errors or omissions in any calculation by the Calculation Agent.

      Section 6.03. Mandatory Interest Payments. Subject to satisfaction of the Solvency Conditions, the Company agrees that it will not defer any Payment on the 6.125% ING Perpetual Debt Securities on the Interest Payment Date falling on a Mandatory Interest Payment Date.

      Section 6.04. Deferral Of Certain Payments. The Company agrees that if Payments stated to be payable on any date have not been made on the Company's preference shares or any other Parity Securities, then it will defer Payments on the 6.125% ING Perpetual Debt Securities payable on such date, unless a Mandatory Interest Payment is due.

      Section 6.05. Sufficiency Of Ordinary Shares.

      (a) The Company represents and warrants that at the date of this Fourth Supplemental Indenture, the Company has a sufficient number of authorized but unissued Ordinary Shares necessary, and, subject to the approval of the Company's Supervisory Board, the Company's Executive Board has the necessary authority to make, during the next 12-month period, (i) the Interest Payments required to be made on the 6.125% ING Perpetual Debt Securities and (ii) the interest payments required to be made on the Parity Perpetual Securities (each, a "PARITY INTEREST PAYMENT"), assuming the Alternative Interest Satisfaction Mechanism or, in the case of the Parity Perpetual Securities, any similar mechanism by which Parity Interest Payments may be satisfied pursuant to a sale of the Company's Ordinary Shares, is used for each Interest Payment and Parity Interest Payment during such 12-month period.

      (b) The Company agrees to keep available for issue a sufficient number of authorized but unissued Ordinary Shares as it reasonably considers would be required to be issued as Payment Ordinary Shares in connection with the next four Interest Payments. Should the Company fail to comply with this condition, no damages shall be payable in connection with such failure. The Trustee may require that the Company, as soon as practicable, hold an extraordinary general meeting of its shareholders at which a resolution will be passed to remedy such failure as provided in Section 4.04(d) hereof.

      (c) The Trustee is not obligated to monitor whether the Company has a sufficient number of unissued Ordinary Shares available for issuance as Payment Ordinary Shares and the Trustee is entitled to assume, unless it has actual knowledge to the contrary, that the Company is complying with its obligations to do so.

      Section 6.06. Ranking. The Company agrees that, for so long as any 6.125% ING Perpetual Debt Securities remain outstanding, it will not issue any preference shares (or other securities which are akin to preference shares as regards distributions on a return of Assets or upon a liquidation, moratorium of payments or bankruptcy of the Company or in respect of distributions or payments of dividends and/or any other amounts thereunder by the Company) or give any guarantee or contractual support arrangement in respect of any of its preference shares or such other securities or in respect of any other entity if such preference shares, preferred securities, guarantees or contractual support arrangements would rank (as regards distributions on a return of Assets or on a liquidation, moratorium of payments or bankruptcy of the Company or in respect of distributions of payments of dividends and/or any other amounts thereunder by the Company) senior to the 6.125% ING Perpetual Debt Securities, unless the Company amends the terms of the 6.125% ING Perpetual Debt Securities such that the 6.125% ING Perpetual Debt Securities rank pari passu effectively from a financial point of view with any such preference shares, such other securities akin to preference shares or such guarantee or support undertaking.

      Section 6.07. Payment Of Proceeds From Sale Of Payment Ordinary Shares And Associated Cost Ordinary Shares. The Company agrees that immediately on receipt of the proceeds of the sale of Payment Ordinary Shares or Associated Cost Ordinary Shares in connection with the Alternative Interest Satisfaction Mechanism, it shall (a) pay proceeds from the sale of Payment Ordinary Shares to the Trustee (or any Paying Agent), either in Euros or converted into U.S. dollars, in such amount as shall enable the Trustee to make the relevant Payment in full on the relevant Interest Payment Date or Deferred Interest Satisfaction Date, and (b) pay proceeds from the sale of Associated Cost Ordinary Shares in Payment of all Associated Costs.

      Section 6.08. Listing. The Company will use reasonable efforts to maintain the listing of the 6.125% ING Perpetual Debt Securities on the stock exchange on which they were listed on or about the Issue Date or, if it is unable to do so having used such efforts or if the maintenance of any such listing is agreed by the Trustee to be unduly burdensome, use all reasonable efforts to obtain and maintain a quotation or listing of such 6.125% ING Perpetual Debt Securities on such other stock exchange or exchanges or securities market or markets as the Company may (with the prior written approval of the Trustee) decide so that the 6.125% ING Perpetual Debt Securities are listed on at least one stock exchange or securities market. The Company will also use its best efforts to furnish to any stock exchange(s) or securities market(s) such information as such stock exchange(s) or securities market(s) may require to be furnished in accordance with its requirements.

      Section 6.09. Calculation Agency Agreement. The Company shall comply with and perform all its obligations under the Calculation Agency Agreement and use its reasonable efforts to procure that the Calculation Agent complies with and performs all of its respective obligations under the Calculation Agency Agreement and not make any amendment or modification to such agreement without the prior written approval of the Trustee.

      Section 6.10. Officer's Certificate On Deferral. If the Company elects or is obliged to defer any Payment in accordance with Section 2.04 hereof, it shall deliver to the Trustee, no later than the sixteenth Business Day prior to the relevant Interest Payment Date, an Officer's Certificate, certifying that the Required Deferral Condition was met on the 20th Business Day prior to the relevant Interest Payment Date and if the Company shall elect to satisfy a Deferred Interest Payment on an earlier date than the Interest Payment Date following that on which the Required Deferral Condition fails to be met, deliver to the Trustee not later than the sixteenth Business Day prior to making such payment an Officer's Certificate certifying that the Required Deferral Condition was no longer, on a date no more than 16 Business Days prior to the delivery of such certificate, met.

      Section 6.11 . Officer's Certificate For Market Disruption Event. If, in the opinion of the Company, there exists a Market Disruption Event as a consequence of which a Payment may be deferred under Section 4.05 hereof, it shall deliver to the Trustee within two Business Days of such Market Disruption Event having arisen or the Company having become aware of the same, an Officer's Certificate specifying the details of such Market Disruption Event.

                                    ARTICLE 7
                                  SUBORDINATION

      Section 7.01 . Agreement To Subordinate. (a) The Company covenants and agrees, and each Holder of 6.125% ING Perpetual Debt Securities issued hereunder, by such Holder's acceptance thereof, likewise covenants and agrees, that the 6.125% ING Perpetual Debt Securities issued hereunder (i)(A) shall rank pari passu with respect to each other, (B) shall be similarly subordinated as, and accordingly rank pari passu with, the Trust Preferred Securities Guarantees and (C) shall rank pari passu with other Parity Guarantees, the Parity Perpetual Securities and other debt obligations expressed to be similarly subordinated as and, accordingly, ranking pari passu with, the 6.125% ING Perpetual Debt Securities, such other Parity Guarantees and the Parity Perpetual Securities, and (ii) are and will be subordinated ("achtergesteld"), and accordingly be subject in right of payment to prior payment in full upon liquidation, moratorium of payments or bankruptcy of the Company, of all Senior Debt.

      (b) The Company further covenants and agrees, and each Holder of 6.125% ING Perpetual Debt Securities issued hereunder, by such Holder's acceptance thereof, likewise covenants and agrees, that the rights regarding payments and the issuance of Ordinary Shares in accordance with the Alternative Interest Satisfaction Mechanism will be subject to the Solvency Conditions. In the event of liquidation, moratorium of payments or bankruptcy of the Company, the Payments payable on the 6.125% ING Perpetual Debt Securities shall be an amount equal to the lesser of (i) the aggregate amount of Payments pursuant to the terms and conditions of the 6.125% ING Perpetual Debt Securities without giving effect to this Section 7.01(b) and (ii) an amount equal to (A) the remaining assets of the Company after satisfaction of all claims which, as a matter of law, are prior to those of holders of 6.125% ING Perpetual Debt Securities or any Parity Security, Parity Guarantee or any similarly subordinated debt multiplied by (B) a fraction, (x) the numerator of which is the aggregate amount of Payments due on the 6.125% ING Perpetual Debt Securities pursuant to the terms and conditions thereof without giving effect to this Section 7.01(b) and
(y) the denominator of which is the sum (without duplication) of the aggregate amount of all claims under the 6.125% ING Perpetual Debt Securities, the aggregate liquidation preference of, and aggregate amount of all claims under, any outstanding Parity

Securities and Parity Guarantees and similarly subordinated debt obligations with a formula or arrangement substantially similar to this Section 7.01(b), without application of this Section 7.01(b) and the corresponding similar formula or arrangement.

      Section 7.02 . Section 1401 Of The Subordinated Indenture. The provisions of Section 7.01 hereof replace in their entirety Section 1401 of the Subordinated Indenture which is hereby amended and restated in its entirety by
Section 7.01 hereof. In addition Section 1402 through Section 1414 of Article Fourteen of the Subordinated Indenture is hereby amended by replacing the term "Senior Debt" as used in such sections with the term "Senior Debt" as defined in this Fourth Supplemental Indenture.

                                   ARTICLE 8
                  FORM OF 6.125% ING PERPETUAL DEBT SECURITIES

      Section 8.01 . Form Of 6.125% ING Perpetual Debt Securities. The 6.125% ING Perpetual Debt Securities shall be substantially in the form of Exhibit A hereto. Exhibit A hereto is hereby incorporated into and expressly made a part of this Fourth Supplemental Indenture.

                                   ARTICLE 9
             ORIGINAL ISSUE OF 6.125% ING PERPETUAL DEBT SECURITIES

      Section 9.01 . Original Issue Of 6.125% ING Perpetual Debt Securities. 6.125% ING Perpetual Debt Securities in the initial aggregate principal amount of up to $720,000,000 may, upon execution of this Fourth Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver such 6.125% ING Perpetual Debt Securities to or upon the written order of the Company, in accordance with
Section 303 of the Subordinated Indenture.

      There is no limit on the amount of 6.125% ING Perpetual Debt Securities which may be issued subsequent to this Fourth Supplemental Indenture.

                                   ARTICLE 10
                                   WINDING UP

      Section 10.01 . Winding Up. If any action causes the Company's liquidation (except solely for the purpose of the Company's reconstruction, amalgamation or the substitution of a successor in business for the Company, the terms of which have previously been approved in writing by the Trustee or by not less than a majority of the Holders) the Company will pay with respect to each 6.125% ING Perpetual Debt Security (in lieu of any other payment) an amount that would have been payable in respect of the 6.125% ING Perpetual Debt Securities if, on and after the day immediately before the winding up began, any Holder of those 6.125% ING Perpetual Debt Securities had been the holder of the Company's most senior class of preference shares (the "NOTIONAL PREFERENCE SHARES") which have a preferential right to a return of Assets upon liquidation over and so rank ahead of the holders of all other classes of the Company's issued shares for the time being in the Company's capital, but ranking junior to Senior Debt claims. Any such payment shall be made on the assumption that the amount that such Holder was entitled to receive in respect of each Notional Preference Share on a return of Assets upon such liquidation was an amount equal to the principal amount of $25.00 of the relevant 6.125% ING Perpetual Debt Security and any other Outstanding Payments together with, and to the extent not otherwise included within the foregoing, the pro rata share of any Winding-Up Claims attributable to the 6.125% ING Perpetual Debt Security.

                                   ARTICLE 11
                           SATISFACTION AND DISCHARGE

      Section 11.01 . Satisfaction And Discharge. The Company covenants and agrees, and each Holder of 6.125% ING Perpetual Debt Securities issued hereunder, by such Holder's acceptance thereof, likewise covenants and agrees, that all 6.125% ING Perpetual Debt Securities shall be issued as Securities subject to the provisions of Article 4 of the Subordinated Indenture.

                                   ARTICLE 12
                                 MISCELLANEOUS

      Section 12.01 . Issuance Of Definitive Securities. (a) So long as DTC holds the global 6.125% ING Perpetual Debt Securities, the global securities will not be exchangeable for definitive securities unless: (i) DTC notifies the Trustee that it is unwilling or unable to continue to hold the book-entry 6.125% ING Perpetual Debt Securities or DTC ceases to be a clearing agency registered under the Exchange Act and the Trustee does not appoint a successor to DTC which is registered under the Exchange Act within 120 days; (ii) a Payment Default has occurred and is continuing; (iii) a Payment Event has occurred; (iv) in the event of the Company's winding up it fails to make a payment on the 6.125% ING Perpetual Debt Securities when due; or (v) at any time following a determination by the Company in its sole discretion that the global securities of a particular series should be exchanged for definitive debt securities of that series in registered form.

      (b) Each person having an ownership or other interest in 6.125% ING Perpetual Debt Securities must rely exclusively on the rules and procedures of DTC, Euroclear or Clearstream, Luxembourg, as the case may be, or any other securities intermediary through which that person holds its interest to receive or direct the delivery of possession of any definitive security.

      (c) Any definitive securities will be issued in registered form only in denominations of $25.00 and any integral multiples thereof and shall be substantially in the form of the global security included as Exhibit A hereto with such insertions, omissions, substitutions and other variations as appropriate for definitive securities as evidenced by the execution of such securities. To the extent permitted by law, the Company and the Trustee are entitled to treat the person in whose name any definitive security is registered as its absolute owner.

      (d) Payments in respect of each series of definitive securities will be made to the person in whose name the definitive securities are registered as it appears in the register for that series. Payments will be made in respect of the 6.125% ING Perpetual Debt Securities by check drawn on a bank in New York or, if the Holder requests, by transfer to the Holder's account in New York. Definitive securities must be presented to the Paying Agent for redemption.

      (e) If the Company issues definitive securities in exchange for global 6.125% ING Perpetual Debt Securities, DTC, as holder of the global 6.125% ING Perpetual Debt Securities, will surrender it against receipt of the definitive securities, cancel the book-entry securities of that series and distribute the definitive securities of that series to the person in the amounts that DTC specifies.

      (f) If definitive securities are issued in the limited circumstances as set forth above, such securities may be transferred in whole or in part in denominations of any whole number of securities upon surrender of the definitive securities certificates together with the form of transfer endorsed on it, duly completed and executed at the specified office of the trustee. If only part of a securities certificate is transferred, a new securities certificate representing the balance not transferred will be issued to the transferor.

      Section 12.02 . Ratification Of Subordinated Indenture; Fourth Supplemental Indenture Controls. The Subordinated Indenture, as supplemented by this Fourth Supplemental Indenture, is in all respects ratified and confirmed. This Fourth Supplemental Indenture shall be deemed part of the Subordinated Indenture in the manner and to the extent herein and therein provided. The provisions of this Fourth Supplemental Indenture shall supersede the provisions of the Subordinated Indenture to the extent the Subordinated Indenture is inconsistent herewith.

      Section 12.03 . Trustee Not Responsible For Recitals. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the accuracy thereof. The Trustee makes no representation as to the validity or sufficiency of this Fourth Supplemental Indenture or the 6.125% ING Perpetual Debt Securities. The Trustee shall not be accountable for the use or application by the Company of the 6.125% ING Perpetual Debt Securities or the proceeds thereof.

      Section 12.04 . Governing Law. This Fourth Supplemental Indenture and each 6.125% ING Perpetual Debt Security shall be governed by and construed in accordance with the laws of the State of New York, except for Article 7, which shall be governed by and construed in accordance with the laws of The Netherlands.

      Section 12.05 . Severability. If any provision in the Subordinated Indenture, this Fourth Supplemental Indenture or in the 6.125% ING Perpetual Debt Securities is determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      Section 12.06 . Counterparts. The parties may sign any number of copies of this Fourth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Any signed copy shall be sufficient proof of this Fourth Supplemental Indenture.

      IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed as of the day and year first above written.

                                            ING GROEP N.V.
                                              as Issuer


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:




                                            By:
                                                --------------------------------
                                                Name:
                                                Title:




                                            THE BANK OF NEW YORK, as Trustee
                                              and Paying Agent


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:

                                                                       EXHIBIT A


                  FORM OF 6.125% ING PERPETUAL DEBT SECURITIES

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

The rights of the Holders of the Securities are, to the extent and in the manner set forth in Section 1401 of the Subordinated Indenture and Article 7 of the Fourth Supplemental Indenture, subordinated to Senior Debt, and this Security is issued subject to the provisions of Article 14 of the Subordinated Indenture and
Article 7 of the Fourth Supplemental Indenture, and the Holder of this Security, by accepting the same, agrees to and shall be bound by such provisions. The terms of this paragraph are governed by, and shall be construed in accordance with, the laws of The Netherlands.

                                 ING Groep N.V.

            6.125% ING PERPETUAL DEBT SECURITIES (THE "SECURITIES")

No.
CUSIP No.:  456837509                                                   $
ISIN No.:  US4568375095
COMMON CODE:  [-]

      ING Groep N.V., a holding company duly organized and existing under the laws of The Netherlands, having its corporate seat in Amsterdam, The Netherlands (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & Co., or registered assigns, the principal sum of [ ] ($[ ]) (but only at such times as set forth in the Indenture with respect to Optional Redemption and Redemption Upon Certain Events in Article 3 of the Fourth Supplemental Indenture) and to pay interest thereon from September 26, 2005 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on January 15, April 15, July 15 and October 15 in each year, commencing on January 15, 2006, and at such other times as are set forth in the Indenture at the rate of 6.125% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 1, April 1, July 1 or October 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. If interest is required to be calculated for any period less than a year, it will be calculated based on a 360-day year consisting of twelve 30-day months. If any Interest Payment Date would otherwise fall on a day that is not a Business Day, it shall be postponed to the next day which is a Business Day (without any interest or other payment in respect of the delay).

      Subject to the immediately following paragraph, if applicable, any Payment on this Security which is payable, and is paid or duly provided for, on any Interest Payment Date or on any date on which the Company makes any Payment (including any payment of Additional Amounts in accordance with Section 1006 of the Subordinated Indenture) shall be paid in U.S. dollars to the registered Holder, including through a Paying Agent by wire-transfer of same-day funds to the Holder or, at the option of the Company, by check mailed to the address of the Holder as it appears in the Company's Security Register. For so long as this Security is held in global form, all payments shall be made in U.S. dollars by wire-transfer of same-day funds.

      The Company shall under certain circumstances, and in accordance with the Indenture, defer payments of interest on this Security. Any interest on this Security which is not paid or duly provided for on any applicable Interest Payment Date, together with any other payments in respect of this Security not paid on any date on which such Payment has become due and payable or would have become due and payable except that payment is not made as permitted by the Indenture, so long as the same remains unpaid, shall constitute "Outstanding Payments." Outstanding Payments will accumulate until paid. Outstanding Payments on this Security, when paid, as provided subject to the conditions in the Indenture, will be paid on the Deferred Interest Satisfaction Date to the Holder in whose name this Security is registered at the close of business on a Special Record Date for the Payment due on such Deferred Interest Satisfaction Date to be fixed by the Trustee, notice of which shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Security may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

      Outstanding Payments, other than Accrued Interest Payments, shall not bear interest. Accrued Interest Payments will accrue interest at the Fixed Interest Rate. The amount of interest so accrued in respect of any Accrued Interest Payments will be satisfied as and when the Outstanding Payments are satisfied in accordance herewith. The amount of additional interest payable with respect to any Accrued Interest Payments will be calculated by the Trustee in accordance with the provisions of the Indenture.

      Except in the case of a Mandatory Payment Event or a Mandatory Partial Payment Event, the Company may satisfy any Elective Deferral Interest Payment at any time on not less than 16 Business Days' notice to the Trustee, the Calculation Agent and Holders in accordance with the Indenture, and any Required Deferral Interest Payment shall be satisfied on the relevant Deferred Interest Satisfaction Date, by giving not less than 16 Business Days' notice to the Trustee, the Calculation Agent and Holders, if the Required Deferral Condition is no longer met on the 20th Business Day preceding any subsequent Interest Payment Date, provided that the Company has not previously paid such amount and does not validly elect to defer such payment as an Elective Deferral Interest Payment.

      Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                            ING Groep N.V.


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:




                                            By:
                                                --------------------------------
                                                Name:
                                                Title:
Attest:

......................

This is one of the Securities of the series designated herein and referred to in the Indenture.

Dated: [-]

                                            The Bank of New York,
                                            As Trustee


                                            By:
                                                --------------------------------
                                                Authorized Signatory

                             [Reverse of Security]

      This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under a Subordinated Debt Indenture, dated as of July 18, 2002 (herein called the "Subordinated Indenture"), and a Fourth Supplemental Indenture, dated as of September 26, 2005 (herein called the "Fourth Supplemental Indenture" and together with the Subordinated Indenture, the "Indenture"), between the Company and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the terms of the Securities and the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the holders of Senior Debt and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities are subject to all such terms. This Security is one of the series designated on the face hereof and there is no limitation on the amount of Securities of such series which may be issued.

      Except in a bankruptcy, all payments on this Security will be conditional upon not triggering the Required Deferral Condition. The "Required Deferral Condition" will be met if the Company determines that the Solvency Conditions
(i) are not satisfied on the Relevant Date, or (ii) will not be satisfied following the relevant Payment. The "Solvency Conditions" are satisfied where
(i) the Company is able to make payments on its Senior Debt as such payments become due, and (ii) the Company's Assets exceed the sum of its Liabilities (excluding Liabilities not considered Senior Debt). The amount payable in respect of the principal of this Security will be determined in accordance with the provisions of Article 14 of the Subordinated Indenture and Articles 7 and 10 of the Fourth Supplemental Indenture.

      The Securities will constitute direct, unsecured subordinated obligations of the Company, subject to the Solvency Conditions, and the subordination provisions described herein and in the Indenture, and will rank pari passu without any preference among themselves.

      If the Company fails to pay or set aside for payment the amount due to satisfy any Payment on the Securities when due and such failure continues for 14 days, it will constitute a "Payment Default" (provided, however, that if the Company fails to make any Mandatory Interest Payment as a result of failure to satisfy the Solvency Conditions, or due to a deferral of an Interest Payment as permitted under the terms of the Indenture, that payment will constitute an Outstanding Payment and will accumulate with any other Outstanding Payments until paid, but will not constitute a Payment Default). If any Payment Default occurs and is continuing, the Trustee may pursue all legal remedies available to it, including commencing a judicial proceeding for the collection of the sums due and unpaid or a bankruptcy proceeding in The Netherlands (but not elsewhere) of the Company, but the Trustee may not declare the principal amount of any outstanding Securities to be due and payable. If the Company fails to make payment when due, and such failure continues for 14 days, and the Solvency Conditions are not satisfied at the end of such 14-day period, such failure does not constitute a Payment Default but instead constitutes a "Payment Event." On a Payment Event, the Trustee may institute bankruptcy proceedings exclusively in The Netherlands, but may not pursue any other legal remedy, including a judicial proceeding for the collection of the sums due and unpaid. To the extent the Trustee is not permitted to pursue the remedies provided for herein as a matter of Dutch law, the Holders of the Securities may pursue such remedies in accordance with the terms of the Subordinated Indenture. Notwithstanding the foregoing, Holders of this Security have the absolute and unconditional right to institute suit for the enforcement of any payment when due and such right may not be impaired without the consent of the Holder as provided in Section 508 of the Subordinated Indenture.

      Payments under the Securities will be made without withholding or deduction for or on account of any present or future tax, duty, assessment or governmental charge imposed by the government of The Netherlands upon or as a result of such payments, or the government of a jurisdiction in which a successor to the Company is organized (or any political subdivision or taxing authority thereof or therein) (a "Relevant Jurisdiction") ("Taxes"), unless required by law. To the extent any such Taxes are so levied or imposed, the Company will, subject to the exceptions and limitations set forth in Section 1006 of the Indenture, pay such additional amounts ("Additional Amounts") to the Holder of any Security who is not a resident of a Relevant Jurisdiction as may be necessary in order that the net payment of the principal of and interest on such Security and any other amounts payable on such Security, after withholding for or on account of such Taxes imposed upon or as a result of such payment, will not be less than the amount provided for in such Security to be then due and payable.

      Except as provided below, the Securities are not redeemable at the option of the Company prior to January 15, 2011.

      The Securities may be redeemed in whole (but not in part), at the option of the Company and without the consent of the Holders or the Trustee, at a redemption price equal to their aggregate principal amount, together with any Outstanding Payments accrued to and including the date fixed for redemption, subject to the Solvency Condition: (i) on January 15, 2011, or any Interest Payment Date thereafter; (ii) upon the occurrence of a Tax Event, provided that the Company has already delivered to the Trustee a written legal opinion in a form satisfactory to the Trustee of independent Dutch counsel of recognized standing, selected by the Company, confirming that a Tax Event has occurred; or
(iii) upon the occurrence of a Regulatory Event.

      The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Debt, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (i) agrees to and shall be bound by such provisions; (ii) authorizes and directs the Trustee on his or her behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided; and
(iii) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Debt, whether now outstanding or hereafter created, incurred, assumed or guaranteed, and waives reliance by each such holder upon said provisions.

      References herein to principal, interest amounts, Accrued Interest Payments, Payments or Outstanding Payments on the Securities shall be deemed also to refer to any Additional Amounts which may be payable under the foregoing provisions.

      The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected (considered together as one class for this purpose). The Indenture also contains provisions (i) permitting the Holders of a majority in principal amount of the Securities of each series at the time outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and (ii) permitting the Holders of a majority in principal amount of the Securities at the time outstanding of any series to be affected under the Indenture (with each such series considered separately for this purpose), on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

      No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

      As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

      The Securities of this series are issuable only in registered form without coupons in denominations of $25.00 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series shall be represented by a Global Security and are not exchangeable for definitive Securities of this series except in specific circumstances set forth in the Indenture.

      No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

      This Security is a Global Security and is subject to the provisions of the Indenture relating to Global Securities, including the limitations in Section 305 thereof on transfers and exchanges of Global Securities.

      This Security and the Indenture shall be governed by and construed in accordance with the laws of the State of New York except for the subordination provisions contained herein and in the Indenture, which shall be governed by and construed in accordance with the laws of The Netherlands.

      All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.